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                                                                EXHIBIT 10.8


                             RHONE-POULENC CHIMIE
              Societe anonyme au capital de 2.703.447.200 Francs
          Siege social : 25 quai Paul Doumer, 92408 Courbevoie Cedex
                         RCS : Nanterre B 642 014 526


                                                CHLORALP S.A.S.
                                                25 quai Paul Doumer
                                                92400 Courbevoie

                                        cc:     LaRoche Industries, Inc.
                                                1100 Johnson Ferry Road N.E.
                                                Atlanta, GA  30342
                                                U.S.A.


                                                October 17, 1997



Dear Sir,

        We hereby confirm the terms and conditions of the agreement we have reached concerning the consequences that a shut down of the TDI facilities at Lille and an expansion of the TDI facilities at Pont-de-Claix as a result of an acquisition of this TDI facilities by Arco could have on the Supply and Purchase Agreement of gaseous and liquid chlorine signed today by our companies-the Agreement-.

1. ChlorAlp agrees to negotiate with Arco in good faith and with the assistance of RPC, a new supply and purchase agreement for Arco's chlorine needs if all of the four following conditions are met and under the terms and other conditions described in Section 2 and 3 hereunder.

      (i) Arco decides not to renew "The Lille Supply Agreement" at the end of its duration;
      (ii)   RPC shuts down the TDI facilities at Lille and;
      (iii)  Arco decides to expand the TDI facilities at Pont-de-Claix;
      (iv)   If Arco's needs for chlorine exceed 100,000 tons per year.

2. Should Arco agree (i) on a price - the Price - for the purchase of chlorine to be at least equal to eighty five percent (85%) of the price applied in accordance with Section 3 of the Agreement at the time of the negotiations and, (ii) on a long-term duration equal at least to (10 years) (the "Duration"); ChlorAlp shall be bound to agree and execute with Arco a new chlorine supply agrement (the "Contract") based on such Price and Duration, being understood that:

      (i) The other terms and conditions of said new supply agreement shall be negotiated by ChlorAlp on a best effort basis;





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     (ii) The conclusions of the negotiations on such other terms and conditions shall, in no event, allow ChlorAlp not to abide by its commitment under the above Section 2, unless the negotiations with Arco on such other terms and conditions would substantially affect the general "economie" and the profit expected from the Contract under such Price and Duration set forth in Section 2 above.

    It is further understood that the Price shall apply to all tonnage of chlorine purchased by Arco from ChlorAlp and not only to the quantities exceeding 100,000 tones with a maximum of 155,000 tons.

3. However should Arco not agree either on the Price, or on the Duration, the Agreement shall apply until its termination as provided by Section 6 thereof under the same terms and conditions including but not limited to
    Section 2.1(c).

                                        *
                                      *   *

    The above terms shall not supersede any of the terms and conditions of the Agreement and shall complete them to the extent that the conditions set in section 1 hereabove shall be met.

    If the above reflects our mutual understanding, could you please return one copy of this letter to us executed by (i) yourselves and (ii) one representative of LaRoche.

    For the purpose you will find enclosed three copies of the letter signed by ourselves and therefore you and LaRoche can keep a copy, the third one being returned to us with your two signatures.


Sincerely yours,


/s/ M. Polaud                                                  /s/Bertrand Pinet
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RHONE-POULENC CHIMIE                                            CHLORALP

                           /s/ William G. Osborne
                           ----------------------
                           LAROCHE INDUSTRIES INC.